                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             -----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) - January 6, 2000

             -----------------------------------------------------

                             FINANTRA CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   0-22681                               13-3571419
---------------------------------------    -------------------------------------   -------------------------------------
    (State or other jurisdiction of              (Commission File Number)                      (IRS Employer
            incorporation)                                                                  Identification No.)

             150 SOUTH PINE ISLAND ROAD, SUITE 500, PLANTATION,                                 33324
                                  FLORIDA
----------------------------------------------------------------------------    --------------------------------------
                  (Address of principal executive offices)                                    (Zip Code)

                                 (954) 577-9225
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              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
             -----------------------------------------------------
          (Former name or former address, if changed since last report)


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         ITEM 5. OTHER EVENTS.

                  Effective January 6, 2000, Finantra Capital, Inc., a Delaware corporation (the "Company"), through its Travelers Acceptance Corporation and T.A.C. Technology Finance Corp. subsidiaries (collectively, "TAC"), entered into a Consumer Finance Contracts Program (the "Program") with Gateway Companies, Inc., a Delaware corporation and New York Stock Exchange company ("Gateway"). Pursuant to the Program, among other things, Gateway has agreed to assign to TAC Gateway customer contracts (the "Contracts") for computers, software, accessories, certain warranties and other related goods and services sold by Gateway or any of its vendors in the ordinary course of Gateway's business (collectively, the "Goods") to consumers for individual, family, personal or household use, and TAC has agreed to accept such assignments of Contracts and finance loans to Gateway's customers to pay Gateway for the Goods being purchased under the Contracts. In general, TAC has agreed to pay Gateway for Contracts for Goods assigned under the Program by Gateway to TAC at a purchase price per Contract equal to the total principal amount to be financed by TAC under such Contract less a negotiated discount. Pursuant to the Program, Gateway has agreed to make commercially reasonable efforts to assign to TAC, and TAC has agreed to make commercially reasonable efforts to accept assignments of Contracts, of not less than a fixed amount per month.

         Pursuant to the Program, Gateway shall offer to TAC all Contracts for Goods involving Gateway customers who satisfy a certain credit profile, subject, however, to existing financing programs of Gateway and other limitations and guidelines that Gateway has instituted. TAC, in its sole discretion, shall make all credit decisions as to those Contracts TAC agrees to accept and fund. TAC shall accept an assignment of a Contract approved for funding by TAC in accordance with TAC's credit procedures and the obligation to accept the assignment from Gateway of such Contract shall be in TAC's sole discretion. The Program has a limited term during which time TAC has agreed, in general, not to acquire consumer finance contracts from any other manufacturer of personal computers other than Gateway. Certain exceptions to this prohibition do apply, however. Similarly, Gateway has agreed that during the term of the Program, Gateway will not offer consumer finance programs involving consumer finance contracts on substantially the same terms and conditions and involving substantially the same credit profile to other finance companies, provided that Gateway credit financing programs existing at the effective date of the Program will not be limited or otherwise affected by the Program.

         TAC has further agreed that it shall service, process, administer and collect all amounts due under assigned Contracts with reasonable care, consistent with accepted servicing practices of prudent lending institutions, at its own expense and without reimbursement from Gateway. TAC shall be responsible for mailing monthly periodic statements to customers whose Contracts have been assigned to, and financed by, TAC, and collecting all amounts due on such Contracts. Pursuant to the Program, Gateway shall be responsible for any marketing or advertising of the Goods and of the Program. The Company has guaranteed all the obligations of TAC under the Program.

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         ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits

         No.      Description
         ---      -----------
         10.1     Press Release of the Company dated January 13, 2000,
                  announcing the execution of the Program.

         10.2 Gateway Consumer Finance Contracts Program, effective as of January 6, 2000, between the Company, TAC and Gateway (portions of this document have been omitted pursuant to a request for confidential treatment and filed separately with the SEC).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FINANTRA CAPITAL, INC.

Dated: February 7, 2000                    By: /s/ Robert D. Press
                                               ------------------------
                                           Chairman of the Board

                                      - 3 -


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                                     EXHIBIT

NO.                        DESCRIPTION
---                        -----------
10.1 Press Release of the Company dated January 13, 2000, announcing the execution of the Program.

10.2 Gateway Consumer Finance Contracts Program, effective as of January 6, 2000, between the Company, TAC and Gateway (portions of this document have been omitted pursuant to a request for confidential treatment and filed separately with the SEC).

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